Exhibit 10.23

FOURTH AMENDMENT AND WAIVER AGREEMENT

THIS FOURTH AMENDMENT AND WAIVER AGREEMENT (this “Agreement”), is dated as of March 31, 2005, by and between Q.E.P. CO., INC., a Delaware corporation with its chief executive office and principal place of business at 1081 Holland Drive, Boca Raton, Florida 33487, Q.E.P. - O’TOOL, INC., a Nevada corporation with its chief executive office and principal place of business at 1070 Mary Crest Road, Henderson, NV 89014, MARION TOOL CORPORATION, an Indiana corporation with its chief executive office and principal place of business at 1081 Holland Drive, Boca Raton, Florida 33487, ROBERTS CONSOLIDATED INDUSTRIES, INC., a Delaware corporation with its chief executive office and principal place of business at 1081 Holland Drive, Boca Raton, Florida 33487, ROBERTS JAPAN KK, an entity organized in Japan with its chief executive office and principal place of business at 1081 Holland Drive, Boca Raton, Florida 33487, ROBERTS HOLDING INTERNATIONAL, INC., a Delaware corporation with its chief executive office and principal place of business at 1081 Holland Drive, Boca Raton, Florida 33487, ROBERTS COMPANY CANADA LIMITED, an entity organized in Ontario, Canada with its chief executive office and principal place of business at 2070 Steeles Avenue, Bramalea, Ontario, Canada L6T1A7, ROBERTS HOLLAND B.V., an entity organized in The Netherlands with its chief executive office and principal place of business at 3360 AB Sliedrecht, P.O. Box 64, Parallelweg, The Netherlands, ROBERTS U.K. LIMITED, an entity organized in England with its chief executive office and principal place of business at Unit 10, Branxholme Industrial Estate, Bailiff Bridge, Brighouse, West Yorkshire, England, HD6 4EA, ROBERTS GERMANY GmbH, an entity organized in Germany with its chief executive office and principal place of business at Dreieichstrasse 10, 64546 Morfelden-Waldorf, Germany, ROBERTS S.A.R.L., an entity organized in France with its chief executive office and principal place of business at 25 rue de la Gare, 78370b Plaisir, France, Q.E.P. STONE HOLDINGS, INC., a Florida corporation with a place of business at 1081 Holland Drive, Boca Raton, Florida 33487, Q.E.P. AUST. PTY. LIMITED, an entity organized in Australia with a place of business at 32-34 Hydrive Close, Victoria, Australia 3175, Q.E.P. CHILE LIMITADA, an entity organized in Chile with a place of business at Av. Recoleta 4464, Huechuraba, Santiago, Chile, Q.E.P. HOLDING B.V., an entity organized in the Netherlands with its chief executive office and principal place of business at 3360 AB Sliedrecht, Parallelweg, The Netherlands, Q.E.P. CO. NEW ZEALAND LIMITED, an entity organized in New Zealand with a place of business at 67 Dalgety Drive, Manukau City, Auckland, New Zealand, Q.E.P. ZOCALIS HOLDING L.L.C., a Delaware limited liability company with a place of business at 1081 Holland Drive, Boca Raton, Florida 33487, Q.E.P. ZOCALIS S.R.L., an entity organized in Argentina with its chief executive office and principal place of business at 1607 Villa Adelina, Buenos Aries, Argentina, BOIARDI PRODUCTS CORPORATION, an Ohio corporation, with its chief executive office and principal place of business at 453 Main Street, Little Falls, New Jersey 07424, Q.E.P. CO. U.K. LIMITED, an entity organized in England with its chief executive office and principal place of business at Gverest Road, Lytham St Anncs, Lancashire FY8 3AZ, VITREX LIMITED, an entity organized in England with its chief executive office and principal place of business at Gverest Road, Lytham St Anncs, Lancashire FY8 3AZ, ROBERTS CAPITOL, INC., a Florida corporation with a chief executive office and principal place of business at 1081 Holland Drive, Boca Raton, Florida 33487, ROBERTS MEXICANA, S.A. DE C.V., an entity organized in Mexico with its chief executive office and principal place of business at Poniente 152, numero 935, Colonia Industrial Vallejo, C.P. 02300, Mexico, D.F., and P.R.C.I. SA, an entity organized in France with its chief executive office and principal place of business at 111 Rue du Masdeporaly, Zone Industrielle 34000, Montpellier, France (all of the foregoing are hereinafter collectively referred to as, the “Borrower”), FLEET CAPITAL CORPORATION (“FCC”) and HSBC BANK USA, NATIONAL ASSOCIATION, successor-by-merger to HSBC BANK USA (“HSBC” and together with FCC, the “Lenders” and each individually a “Lender”), and FLEET CAPITAL CORPORATION, a Rhode Island corporation with an office at One Landmark Square, Stamford, Connecticut 06901, as agent for the Lenders, (hereinafter referred to as the “Agent”).

PREAMBLE

WHEREAS, pursuant to that certain Second Amended and Restated Loan Agreement dated as of November 14, 2002 by and among the Borrower, the Lenders and the Agent (as amended and in effect from time to time, the “Loan Agreement”), the Lenders made, or agreed to make in the future, certain Loans to the Borrower;

WHEREAS, the Borrower has requested Lenders to amend the Loan Agreement in order to, among other things, increase the maximum principal amount of the Revolving Loan, make the 2005 Term Loan available to Borrower, extend the maturity date of the Revolving Loan, add Vitrex Limited (“Vitrex”), Roberts Capitol, Inc. Roberts Mexicana, S.A., de C.V., and P.R.C.I. SA as Borrowers and waive certain requirements contained therein; and

WHEREAS, Lenders are willing to amend the Loan Agreement and waive such requirements subject to and in reliance upon the representations, warranties, acknowledgments, covenants and agreements of Borrower contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and acknowledging that Lenders are relying upon the representations, warranties, acknowledgments, covenants and agreements of Borrower contained herein, Borrower and Lenders agree as follows:

I. Acknowledgments and Affirmations.

A. Borrower and Lenders acknowledge and agree that capitalized terms used herein and without definition shall have the meanings assigned to them in the Loan Agreement.

B. Borrower acknowledges and affirms that:

1. As of March 1, 2005, Borrower is legally and validly indebted to Lenders under the Loan Agreement in the principal amount (including the face amount of outstanding Letters of Credit) of $ 22,243,181.14 with respect to the Revolving Loan, $ 2,866,661.00 with respect to the Term Loans, $ 0.00 with respect to the BV Loans and CAD $ 2,322,024.02 with respect to the Mortgage Loan, plus interest, fees and charges accrued and accruing thereon and thereunder, and there is no defense, offset or counterclaim with respect to any such indebtedness or independent claim or action against Lenders.

2. All indebtedness of Borrower to Lenders whenever and however arising, is secured by a duly perfected, first priority security interest in the Collateral (or, in the case of QEP UK, Vitrex, Roberts Mexicana, S.A. de C.V., and P.R.C.I. SA a second priority security interest in the Collateral which is and shall be junior only to the liens described in subsection III (ii) below).

C. Borrower represents and warrants that:

1. The resolutions previously adopted by the Board of Directors of each Borrower with respect to the Loan Agreement and provided to Lenders have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect, except to the extent that they have been modified or supplemented to authorize this Agreement and the documents and transactions describe herein.

2. Each Borrower has the corporate power and authority to enter into this Agreement and the transactions contemplated herein, and each Borrower has taken all necessary corporate action to authorize this Agreement and the transactions contemplated herein.

3. Except as amended by this Agreement, all representations, warranties and covenants contained in the Loan Agreement, and in the schedules and exhibits attached thereto, are true and correct on and as of the date hereof, are incorporated herein by reference and, with respect to each Borrower organized under the laws of any jurisdiction with the United States, Canada, the Netherlands, Australia or the United Kingdom, are hereby remade, and, with respect to each other Borrower, are hereby remade to the best of their knowledge.

4. No Borrower is currently in default under the Loan Agreement, and no condition exists or has occurred which would constitute a default thereunder but for the giving of notice or passage of time, or both.

D. The consummation of the transactions contemplated herein (a) is not prevented or limited by, nor does it conflict with or result in a breach of the terms, conditions or provisions of, any Borrower’s articles of incorporation or bylaws, or any evidence of indebtedness, agreement or instrument of whatever nature to which any Borrower is a party or by which any of them is bound, (b) does not constitute a default under any of the foregoing, and (c) does not violate any federal, state or local law, regulation or order of any court or agency which is binding upon any Borrower.

II. Amendments to Loan Agreement. The following amendments to the Loan Agreement shall be made.

A. Section 1.1 is hereby amended by deleting the definitions of “Borrower”, “Foreign Advances”, “Foreign Companies”, “Maturity Date”, “Notes”, and “Term Loan Commitment”, “Borrowing Base”, “Domestic Advances” and “Domestic Companies”, and replacing them with the following:

“Borrower” means that term as defined in the preamble to the Fourth Amendment and Waiver Agreement to the Agreement dated as of March 31, 2005.”

“Borrowing Base” means, at the relevant time of reference, the amount which is equal to (i) 85% of Eligible Accounts Receivable, plus (ii) the lesser of (a) the sum of (1) 50% of Eligible Finished Goods Inventory, plus (2) 35% of Eligible Raw Materials Inventory, plus (3) 25% of Eligible Work-in-Progress Inventory or (b) for the period through and including February 28, 2006, $13,000,000 and, on and after March 1, 2006, $14,000,000, provided that Lender may, in its sole discretion, at any time and from time to time upon three (3) Business Days’ prior written notice (unless a Default or an Event of Default shall have occurred and be continuing, in which event no such notice shall be required), adjust the advance rates set forth within this definition of “Borrowing Base”.

“Domestic Advances” shall mean those advances made in favor of Q.E.P. Co., Inc., Q.E.P.-O’Tool, Inc., Marion Tool corporation, Westpoint Foundry, Inc., Roberts Consolidated Industries, Inc., Roberts Holding International, Inc., Roberts Company Canada Limited, Q.E.P. Stone Holdings, Inc., Boiardi Products Corporation and Roberts Capitol, Inc.

“Domestic Companies” shall mean Q.E.P. Co., Inc., Q.E.P.-O’Tool, Inc., Marion Tool Corporation, Westpoint Foundary, Inc., Roberts Consolidated Industries, Inc., Roberts Holding International, Inc., Roberts Company Canada Limited, Q.E.P. Stone Holdings, Inc., Boiardi Products Corporation, and Roberts Capitol, Inc.

“Foreign Advances” shall mean those advances made in favor of Roberts Japan KK, Roberts U.K. Limited, Roberts Germany GmbH, Roberts S.A.R.L., Q.E.P Holding B.V., Q.E.P. Aust. Pty. Limited, Q.E.P. Chile Limitada, Q.E.P. Co., New Zealand Limited, Q.E.P. Zocalis S.R.L, Q.E.P. Co. U.K. Limited, Vitrex Limited, Roberts Mexicana, S.A. de C.V., and P.R.C.I. SA.

“Foreign Companies” shall mean Roberts Japan KK, Roberts U.K. Limited, Roberts Germany GmbH, Roberts S.A.R.L., Q.E.P. Holding B.V., Q.E.P. Aust. Pty. Limited, Q.E.P. Chile Limitada, Q.E.P. Co., New Zealand Limited, Q.E.P. Zocalis S.R.L., Q.E.P. Co. U.K. Limited, Vitrex Limited, Roberts Mexicana, S.A. de C.V., and P.R.C.I. SA.

“Maturity Date” means, (i) in the case of the Revolving Credit Loan, July 25, 2008, (ii) in the case of the 2005 Term Loan, April 1, 2008, (iii) in the case of the BV Loan, July 25, 2008, and (iv) in the case of the Mortgage Loan, September 1, 2008, in each case or earlier as set forth in this Agreement.

“Notes” means collectively the Domestic Advance Notes, the Foreign Notes, the BV Notes, the 2005 Term Notes, and the Mortgage Notes.

“Term Loan Commitment” means for each Lender, the amount set forth opposite such Lender’s name in Schedule 2 directly below the column entitled “2005 Term Loan Commitment”, and in the aggregate, as set forth in Section 2 below such columns in the row entitled “Total” as the same may be adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 11.4.

B. Section 1.1 is hereby further amended by deleting subsection (k) of the definition of “Eligible Accounts Receivable” and replacing it with the following: (k) It is not owing from an Account Debtor located in any jurisdiction in which the Borrower has not complied with any laws which might restrict the ability of the Borrower to collect such Receivables; and

C. The definitions of “2002 Term Loan”, “2002 Term Note”, “2003 Term Loan”, and “2003 Term Note” are hereby deleted.

D. The following new definitions are hereby added in the appropriate alphabetical location:

“2005 Term Loan” means that term as defined in Section 2.2(a).

“2005 Term Note” means that term as defined in Section 2.2(b).

“Fourth Amendment Effective Date” means March 31, 2005.

E. Section 2.1 (c) of the Loan Agreement is hereby deleted and replaced with the following:

(a) All Revolving Advances made to Domestic Companies shall be evidenced by, and repaid with interest in accordance with one or more promissory notes of Borrower, each substantially in the form of Exhibit A hereto (each such promissory note is referred to herein as a “Domestic Advance Note”, and Domestic Advance Notes and Foreign Notes are collectively referred to as “Revolving Credit Notes”). The Revolving Credit Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Fourth Amendment Effective Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.3 in respect of the Prime Rate Advances and LIBOR Rate Advances, as the case may be, evidenced thereby, and (vi) be entitled to the benefits of this Agreement and the other Loan Documents. Borrower hereby authorizes each Lender to record on its Revolving Credit Note or in its internal computerized records the amount of each Revolving Advance and of each payment of principal received by such Lender on account of the Revolving Loan, which recordation shall, in the absence of manifest error, be conclusive as to the outstanding principal balance of the Revolving Loan and shall be considered correct and binding on Borrower provided, however, that the failure to make such recordation with respect to any Revolving Advance or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Revolving Credit Note. With respect to the Revolving Loan, Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a fee on the first day of each month and on the Maturity Date, in an amount equal to one-quarter of one percent (.25%) per annum of the difference between the Revolving Loan Commitment and the average daily outstanding principal balance of the Revolving Loan for the prior one month period.

F. Section 2.2 of the Loan Agreement is hereby deleted and replaced with the following:

Section 2.2 2005 Term Loan.

(a) Subject to the terms and conditions set forth in this Agreement, the Lenders shall, on the Third Amendment Effective Date, make a term loan to Borrower (the “2005 Term Loan”) in an original principal amount of Six Million ($6,000,000) U.S. Dollars.

(b) The 2005 Term Loan shall be evidenced by, and repaid in accordance with one or more promissory notes of Borrower, each substantially in the form attached hereto as Exhibit B (each such note a “2005 Term Note”). The 2005 Term Note issued to each Lender that has a Term Loan Commitment or outstanding Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Fourth Amendment Effective Date, (iii) be in a stated principal amount equal to the 2005 Term Loan made by such Lender and be payable in the outstanding principal amount of 2005 Term Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.3 in respect of the Prime Rate Advances and LIBOR Rate Advances, as the case may be, evidenced thereby, and (vi) be entitled to the benefits of this Agreement and the other Loan Documents.

(c) Borrower shall make mandatory scheduled principal payments under the Term Notes monthly in the aggregate amount of (i) $166,666.67 per calendar month, commencing May 1, 2005 and continuing on the first day of each succeeding month thereafter through and including April 1, 2008 until the outstanding principal amount of the 2005 Term Loan, together with all interest accrued thereon, has been fully paid, except that if not sooner paid, the principal amount, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date.

(d) Borrower may prepay any portion of the outstanding principal of the Term Loan, in whole or in part, together with accrued interest to the date of such prepayment on the amount prepaid and all amounts required pursuant to Section 2.19 hereof, (i) with respect to any principal portion that bears interest with reference to the Prime Rate, on any Business Day, without Make-Whole Premium, and (ii) with respect to any principal portion that bears interest with reference to LIBOR either (1) on the last Business Day of the Interest Period applicable to the portion of the Term Loan being prepaid, without Make-Whole Premium or (2) on any other Business Day, together with the Make-Whole Premium.

G. Section 2.2A is hereby deleted in its entirety.

H. Section 2.3(a) of the Loan Agreement is hereby deleted and replaced with the following:

Section 2.3(a) Interest Provisions.

(a) Commencing with the first such date following the date of this Agreement, Borrower promises to pay interest to the Agent, on the outstanding and unpaid principal balances of each of the Revolving Loan and the 2005 Term Loan, at a rate per annum equal to, at the option of Borrower, (i) the Prime Rate or (ii) the LIBOR Rate plus the LIBOR Spread (the “LIBOR Spread”) as set forth in the following table:

Fixed Charge Coverage Ratio (calculated, for purposes of this pricing grid only, using amortization of $166,666.47 per month for the 2005 Term Loan)	LIBOR SPREAD (Revolving Loan)	LIBOR SPREAD (2005 Term Loan)
• 1.15 - < 1.35	200 basis points	263 basis points
• 1.35 - < 1.75	175 basis points	238 basis points
• 1.75 x	150 basis points	213 basis points

Changes in the LIBOR Spread resulting from a change in the above ratios shall become effective on the due date of delivery by the Borrower of a compliance certificate evidencing such change. If the Borrower shall fail to timely deliver a compliance certificate within five days of such certificate’s due date in accordance with Section 5.8(c) of this Agreement, the LIBOR Spread shall be 200 basis points in the case of the Revolving Loan and 263 basis points in the case of the 2005 Term Loan from the day such certificate was due until the day a certificate evidencing a lower LIBOR Spread is actually delivered to the Lender. Each Revolving Advance shall be comprised entirely of a Prime Rate Advance or a LIBOR Rate Advance as Borrower may request pursuant to Section 2.4. Borrower shall not be entitled to request any Revolving Advance which, if made, would result in more than six (6) LIBOR Rate Advances outstanding hereunder at any time. For purposes of the foregoing, LIBOR Rate Advances having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate LIBOR Rate Advances. Each LIBOR Rate Advance shall be in a principal amount of $500,000 (or the equivalent in an Alternative Currency) or in $50,000 (or the equivalent in an Alternative Currency) increments in excess thereof.

I. Section 2.17 of the Loan Agreement is hereby deleted and replaced with the following:

Use of Proceeds. The proceeds of the Revolving Loans made hereunder shall be used by Borrower for Borrower’s short term working capital requirements. The proceeds of the BV Loans made hereunder shall be used for the short term working capital requirements of BV and Q.E.P. The proceeds of the 2005 Term Loan will be used to refinance existing term indebtedness of Borrower to the Lenders, fund the acquisition of Capitol USA and for general working capital purposes. The proceeds of the Mortgage Loan were used to refinance existing mortgage debt of Borrower in favor of a third party lender. Borrower will not, directly or indirectly, use any part of the proceeds of any of the Loans for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

J. Section 2.25 of the Loan Agreement is hereby deleted and replaced with the following:

Excess Cash Flow Recapture. So long as there is any principal amount outstanding under the 2005 Term Note, Borrower shall, commencing with the fiscal year ending February 28, 2006, pay Lender twenty-five percent (25%) of the amount of Excess Cash Flow for the such fiscal year annually upon the sooner to occur of (i) thirty (30) days of the delivery of Borrower’s audited financial statements for such fiscal year and (ii) the end of the applicable Interest Period. Borrower may elect to make such payment at the end of the applicable Interest Period notwithstanding that such date may be greater than thirty (30) days after the delivery of Borrower’s audited financial statements for such fiscal year, provided Borrower maintains a cash reserve with Lender equal to the amount of such payment. Such payment shall be allocated to payment of the principal of the 2005 Term Loan, in the inverse order of maturity.

K. Section 5.8(d) of the Loan Agreement is hereby deleted and replaced with the following:

(d) On each Drawdown Date or date of issuance, extension or renewal of a Letter of Credit, a collateral update certificate on the Agent’s then current form and, on a bi-weekly basis as of the 15th and last day of each month, a Borrowing Base Certificate in the Agent’s current form (a “Borrowing Base Certificate”), with supporting verification, provided that at any time at which the Borrower’s average monthly Credit Availability (uncapped by line limits) is less than $1,000,000, Borrower shall deliver a Borrowing Base Certificate on a weekly basis as of Monday of each week.

L. Article 7 of the Loan Agreement is hereby deleted and replaced with the following:

ARTICLE 7

FINANCIAL COVENANTS

Borrower covenants and agrees that until payment is made of all the Loans and the performance of all its obligations hereunder, Borrower shall (as to Borrower and any of its Subsidiaries) on a consolidated basis:

Section 7.1 Current Ratio. Maintain a ratio of (i) Current Assets to (ii) Current Liabilities of not less than 1.0:1.0 as of the end of each fiscal quarter of the Borrower.

Section 7.2 Tangible Net Worth. Maintain as of the end of each fiscal quarter of the Borrower a Tangible Net Worth of not less than (i) at the end of the fiscal quarter ended November 30, 2004, $15,308,000, and (ii) for each fiscal quarter thereafter, the amount equal to the sum of (x), the amount required during the last fiscal quarter of the immediately preceding fiscal year (e.g. for the fiscal quarter ending May 31, 2005, August 31, 2005, November 30, 2005 and February 28, 2006, the amount required for the fiscal quarter ended February 28, 2005) plus (y) the percentage of Borrower’s net income for the immediately preceding fiscal year set forth in the following table:

Fiscal Quarter Ending (each year)	Required Percentage of net income
May 31	12.5%
August 31	25%
November 30	37.5%
February 28/29	50%

Section 7.3 Leverage Ratio. Maintain as of the end of each quarter of the Borrower, a ratio of (i) Total Liabilities minus Subordinated Debt to (ii) Tangible Net Worth of not more than as set forth in the following table:

Fiscal Quarter Ending	Ratio Not More Than
2/28/05 – 2/28/06	2.75:1.0
5/31/06 – 5/31/08	2.50:1.0

Section 7.4 Senior Debt to Trailing EBITDA Ratio. The Borrower shall maintain on a rolling four quarter basis as of the end of each fiscal quarter of the Borrower a ratio of (i) Senior Debt to (ii) trailing twelve-month Earnings Before Interest, Taxes, Depreciation and Amortization of not more than as set forth in the following table:

Fiscal Quarter Ending	Ratio Not More Than
2/28/05 – 2/28/06	2.75:1.0
5/31/06 – 5/31/08	2.65:1.0

Section 7.5 Intentionally omitted.

Section 7.6 Intentionally omitted.

Section 7.7 Fixed Charge Coverage Ratio. The Borrower shall maintain on a rolling four quarter basis as of the end of each fiscal quarter of the Borrower a ratio of (i) Earnings Before Interest, Taxes, Depreciation and Amortization minus unfinanced Capital Expenditures minus all taxes paid during such period minus all dividends paid during such period, to (ii) Current Maturities of Long-Term Debt plus Interest Expense of not less than 1.15:1.0.

Section 7.8 Certain Financial Terms. For purposes of this Article 7, the following terms shall have the following meanings:

(a) “Capital Assets” means fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that capital assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

(b) “Capital Expenditures” means amounts paid or indebtedness incurred by Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

(c) “Current Assets” means the aggregate amount of assets which in accordance with GAAP may be properly classified as current assets, after deducting all costs and estimated earnings in excess of amounts billed and all indebtedness from Affiliates.

(d) “Current Liabilities” means (i) all Debt due on demand or within one year from the date of determination thereof (including without limitation all Debt owed to Lender) and (ii) all other items which, in accordance with GAAP, may be properly classified as current liabilities.

(e) “Current Maturities of Long-Term Debt” means, with respect to all Debt which, in accordance with GAAP, may be properly classified as long-term debt, the portion of such Debt which is due within one (1) year from the date of determination thereof.

(f) Intentionally omitted.

(g) “Earnings Before Interest, Taxes, Depreciation and Amortization” means earnings (or losses) from operations for any period, after all expenses and other proper charges but before payment or provision for any depreciation, amortization, income taxes and increased by interest expense (including non-cash interest expense) and pension expense and option or warrant related expenses for such period.

(h) “Interest Expense” means, for any period, the aggregate amount of interest required to be paid or accrued during such period on all Debt outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capital Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

(i) “Senior Debt” means Debt of the Borrower to the Agent or any Lender of any kind or nature.

(j) “Subordinated Debt” means any Debt of the Borrower which is subordinated in right of payment to the Loans upon terms and conditions and pursuant to subordination agreements satisfactory to the Lender in its sole discretion.

(k) Intentionally omitted.

(l) “Tangible Net Worth” means as at any date of determination thereof, (a) the amount at which common stockholders’ equity and preferred stock would be shown on a balance sheet at such date, minus (b) amounts at which good will and any other intangibles and amounts owed by and/or invested in Affiliates would be shown on such balance sheet, plus (c) Subordinated Debt. Tangible Net Worth shall not include (i) non-cash items related to the extinguishment of the Subordinated Debt owed to The HillStreet Fund, L.P., and (ii) accumulated other comprehensive loss as set forth in the equity section of Borrower’s balance sheet.

(m) “Total Liabilities” means all Debt and other liabilities which in accordance with GAAP may be properly classified as liabilities and all other liabilities, indebtedness or obligation whether or not so classified.

Section 7.9 Exclusion from Calculations. All calculations made pursuant to Article 7 shall exclude any adjustments required by GAAP as a result of the mandatory put provisions contained in the Warrant Agreement between the Borrower and The HillStreet Fund, L.P.

M. The portion of Section 11.2(a) of the Loan Agreement entitled “will a copy to” is hereby deleted and replaced with the following:

With a copy to:

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, CT 06103

Attn: James C. Schulwolf, Esq.

Telephone No.: 860-251-5949

Telecopier No.: 860-251-5311

N. Section 11.17 of the Loan Agreement is hereby deleted and replaced with the following:

Examination of Records. Not more than one (1) time per year, provided that the Borrower’s average monthly Credit Availability (uncapped by line limits) exceeds $1,500,000, and otherwise not more than two (2) times per year (unless an Event of Default shall have occurred and be continuing, in which event such right shall be unlimited), the Agent will have the right to conduct field audits or otherwise make periodic examinations of the books, records and operations of Borrower and review and verify the Receivables of Borrower. All costs arising in connection with any exercise of the Agent’s rights under this Section 11.17 shall be at the rate of $750 per man day plus out-of-pocket expenses and shall be for the account of Borrower. Notwithstanding the foregoing, the Agent may conduct additional field audits and periodic examinations at the expense of the Lenders, unless an Event of Default shall have occurred and be continuing, in which event the costs thereof shall be borne by Borrower.

O. Schedule 1 to the Loan Agreement is hereby deleted and replaced with the following:

Borrowers:

Marion Tool Corporation

Roberts Consolidated Industries

Roberts Japan KK

Roberts Holding International, Inc.

Roberts Company Canada Limited

Roberts Holland B.V.

Roberts U.K. Limited

Roberts Germany GmbH

Roberts S.A.R.L.

Q.E.P. Stone Holdings, Inc.

Q.E.P. Aust. Pty. Limited

Q.E.P. Chile Limitada

Q.E.P. Holding B.V.

Q.E.P. Co. New Zealand Limited

Q.E.P. Zocalis Holdings L.L.C.

Q.E.P. Zocalis S.R.L

Boiardi Products Corporation

Q.E.P. Co. U.K., Limited

Vitrex Limited

Roberts Capitol, Inc.

Roberts Mexicana, S.A. de C.V.

P.R.C.I. SA

P. Schedule 2 to the Loan Agreement is hereby deleted and replaced with the following:

SCHEDULE 2

COMMITMENTS

Lender	Mortgage Loan Commitment	2005 Term Loan Commitment	Revolving Loan Commitment	Total Commitment
Fleet Capital Corporation	$825,000	$3,600,000	$16,200,000[1]	$20,625,000[1]
			$17,400,000[2]	$21,825,000[2]
HSBC Bank USA	$550,000	$2,400,000	$10,800,000[1]	$13,750,000[1]
			$11,600,000[2]	$14,550,000[2]

TOTAL	$1,375,000	$6,000,000	$27,000,000[1]	$34,375,000[1]
			$29,000,000[2]	$36,375,000[2]

[1]	Through and including February 28, 2006
[2]	On and after March 1, 2006

Lender	Address
Fleet Capital Corporation	200 Glastonbury Boulevard Glastonbury, CT 06033 Attn: Loan Administration QEP Account Officer

HSBC Bank USA	2 South Biscayne Boulevard Suite 1920 Miami, FL 33131 Attn: Jose M. Cruz, Senior Vice President

Q. Exhibit A to the Loan Agreement is hereby deleted and replaced with Exhibit A attached hereto.

R. Exhibit B to the Loan Agreement is hereby deleted and replaced with Exhibit B attached hereto.

S. The “Second Amendment and Waiver Agreement” dated as of January 23, 2004, is hereby redesignated as the “Third Amendment and Waiver Agreement” and the title thereof is hereby amended accordingly.

T. All references in the Loan Agreement and the Loan Documents to “HSBC” shall be deemed to refer to HSBC Bank USA, National Association, successor-by-merger to HSBC Bank USA.

III. Certain Waivers. The following sections of the Loan Agreement are hereby waived on a one-time basis, solely for the purposes set forth below:

(i) Section 5.14, solely to permit the acquisition by Roberts Capitol, Inc. of certain assets of Capitol USA as more particularly described in Schedule X hereto. The Agent and the Lenders acknowledge and agree that the consideration for this acquisition shall not be counted in calculating the annual and aggregate limits set forth in Section 5.14 (a)(ix).

(ii) Section 6.1, solely to permit the incurrence of liens by (i) Vitrex in favor of HSBC Bank plc and HSBC Invoice Finance (UK) Ltd and (ii) Roberts Mexicana, S.A. de C.V. and P.R.C.I SA in favor of HSBC Bank plc, in each case securing indebtedness described in (iii) below;

(iii) Section 6.2, solely to permit the incurrence by (i) Vitrex of certain indebtedness on or about the date hereof in favor of HSBC Bank plc and HSBC Invoice Finance (UK) Ltd for purposes of providing working capital to Vitrex and (ii) Roberts Mexicana, S.A. de C.V. and P.R.C.I SA in favor of HSBC Bank plc, for purposes of providing working capital to such companies;

(iv) Sections 6.3 and 6.8, solely to permit (i) the transfer of the capital stock of Roberts U.K. Limited from Roberts Holland BV to Vitrex and (ii) the acquisition by QEP of Roberts Mexicana, S.A. de C.V. and P.R.C.I. SA, and (iii) the acquisition by Roberts Capitol, Inc. of certain assets of Capitol USA;

(v) Section 6.9, solely to permit the guarantee by Q.E.P. Co., Inc., upon terms and conditions satisfactory to the Required Lenders, of the indebtedness described in (iii) above; and

(vi) Section 6.11, solely to permit the creation of Vitrex, Roberts Capitol, Inc., Roberts Mexicana, S.A. de C.V. and P.R.C.I. SA as Subsidiaries.

IV. Joinder. Each of Vitrex, Roberts Capitol, Inc., Roberts Mexicana, S.A. de C.V. and P.R.C.I. SA hereby agrees to become a Borrower as such term is used in the Loan Agreement and the Loan Documents and, by virtue of its execution and delivery of this Agreement, agrees to assume all of the obligations and liabilities of a Borrower under the Loan Agreement and the other Loan Documents and be deemed to be a party and signatory to the Loan Agreement and the other Loan Documents (including, without limitation, the Notes).

V. Pledge of Stock. Pursuant to Section 5.14(b) of the Loan Agreement, (i) Q.E.P. Co., Inc. hereby pledges 100% of the issued and outstanding capital stock of Roberts Capitol, Inc., (ii) QEP UK hereby pledges 66 2/3% of the issued and outstanding capital stock of Vitrex, and (iii) Vitrex hereby pledges 66 2/3% of the issued and outstanding capital stock of Roberts U.K. Limited, in each case to the Agent, for the ratable benefit of the Lenders, and agrees (i) that the Stock Pledge Agreement, including without limitation Schedule A thereof, is hereby amended in all respects necessary to effect and reflect such pledge and (ii) to take all further actions as may be required under English, Florida, Mexican, and French law to evidence and effect such pledge.

VI. Amendment to Other Loan Documents.

A. The Roberts Guaranty is hereby amended by deleting Section 1 thereof and inserting the following in place hereof:

1. Guarantor unconditionally guarantees to Agent, for the ratable benefit of the Lenders, (i) the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, all indebtedness, liabilities and obligations of every kind and nature of Borrower to Lenders arising under the Loan Agreement and the related loan and security documents delivered in connection therewith, including, without limitation, the Mortgage Note (the “Other Agreements”), whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due and (ii) the prompt, full and faithful discharge by Borrower of each and ever term, condition, agreement, representation and warranty now and hereafter made by Borrower under the Loan Agreement and the Other Agreements (all such indebtedness, liabilities and obligations being hereinafter referred to as the “guaranteed liabilities”). Guarantor further agrees to pay all costs and expenses, including, without limitation, all court costs and reasonable legal fees paid or incurred by Agent and/or Lenders in endeavoring to collect all or any part of the guaranteed liabilities from, or in prosecuting any action against, Guarantor or any other guarantor of all or any part of the guaranteed liabilities.

VII. Conditions Precedent.

A. The effectiveness of this Agreement shall be subject to the prior satisfaction of each of the following conditions:

1. the Agent shall have received each of the following, in form and substance satisfactory to the Agent and its counsel:

(a) This Agreement, duly executed by Borrower;

(b) The Amended and Restated Domestic Advance Notes, duly executed by the Domestic Borrowers;

(c) The 2005 Term Notes, duly executed by Borrower;

(d) Security agreement, duly executed by Roberts Capitol, Inc., Roberts Mexicana, S.A. de C.V., and P.R.C.I. SA granting the Agent, for the ratable benefit of the Lenders, a security interest in all of the assets of such Borrower;

(e) UCC-1 Financing Statement, with respect to Roberts Capitol, Inc.;

(f) Debenture duly executed by Vitrex Limited;

(g) Share charge, duly executed by (i) QEP UK with respect to the shares of Vitrex Limited, and (ii) Vitrex Limited will respect to the shares of Roberts U.K. Limited;

(h) Accounts Receivable Letters, duly executed by QEP UK, Vitrex Limited, Roberts Capitol, Inc., Roberts Mexicana S.A. de C.V., and P.R.C.I. SA;

(i) Landlord’s Waivers, duly executed by each landlord leasing premises to Roberts Capitol, Inc.;

(j) Copies of all corporate action taken by each Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of this Agreement and each other document to be delivered pursuant to this Agreement, certified as of the date of this Agreement by the Secretary of such Borrower;

(k) A certificate, dated as of the date of this Agreement, of the Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Fourth Amendment and the other documents to be delivered by it under this Agreement;

(l) A favorable opinion of independent counsel for Borrower, satisfactory to Lender dated the Fourth Amendment Effective Date;

(m) A Hypothec, duly executed by Borrower with respect to each located in the Province of Quebec, Canada;

(n) A Borrowing Base Certificate of Borrower dated the date of this Agreement;

(o) An amendment fee of $62,500; and

(p) All other documents, instruments and agreements that Lender shall reasonably require in connection with this Agreement, including without limitation those documents, instruments, and agreements required under previous amendments to the Loan Agreement which have not yet been delivered to Lender.

B. The Loan Documents are hereby amended so as to be consistent with the amendments set forth in this Agreement.

VIII. Miscellaneous.

A. Each Borrower acknowledges, agrees and affirms that Lenders’ first priority security interest, (or, in the case of QEP UK and Vitrex, Lenders’ second priority security interest, which is and shall be junior only to the liens described in subsection III (ii) above) in its personal property and assets shall continue to secure Borrower’s respective indebtedness to Lenders arising under the Loans.

B. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (except its conflicts of laws provisions).

C. Upon the execution of this Agreement, the Loan Agreement is amended to the extent this Agreement amends the Loan Agreement. Except as specifically amended by the terms of this Agreement, all terms and conditions set forth in the Loan Agreement shall remain in full force and effect.

D. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which taken together shall constitute one instrument.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

WITNESSES AS TO ALL	BORROWER:
BORROWERS
Q.E.P. CO., INC.

/s/ Ruth L. Lansner	By:	/s/ Marc Applebaum
Marc Applebaum
/s/ James C. Schulwolf		Its Chief Financial Officer
Duly Authorized

Q.E.P.-O’TOOL, INC.

	By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

MARION TOOL CORPORATION

	By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

ROBERTS CONSOLIDATED
INDUSTRIES, INC.

	By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

ROBERTS HOLDING INTERNATIONAL INC.

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

ROBERTS COMPANY CANADA LIMITED

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

ROBERTS U. K. LIMITED

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

ROBERTS GERMANY GmbH

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

ROBERTS S.A.R.L.

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

ROBERTS JAPAN KK

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

ROBERTS HOLLAND B.V.

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

Q.E.P. HOLDING B.V.

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

Q.E.P. STONE HOLDINGS, INC.

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

Q.E.P. AUST. PTY. LIMITED

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

Q.E.P. CO. NEW ZEALAND, LIMITED

By:	/s/ Marc Applebaum
Marc Applebaum
Its President, Director
Duly Authorized

Q.E.P. CHILE LIMITADA

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

Q.E.P. ZOCALIS HOLDING, L.L.C.

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

Q.E.P. ZOCALIS S.R.L.

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

BOIARDI PRODUCTS CORPORATION

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

Q.E.P. CO. U.K. LIMITED

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

VITREX LIMITED

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized
Duly Authorized

ROBERTS CAPITOL, INC.

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

ROBERTS MEXICANA, S.A. DE C.V.

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

P.R.C.I. SA

By:	/s/ Marc Applebaum
Marc Applebaum
Its Director, Secretary
Duly Authorized

WITNESSES AS TO AGENT:	AGENT:

FLEET CAPITAL CORPORATION

/s/ Ruth L. Lansner	By:	/s/ Deirdre Z. Sikora
Deirdre Z. Sikora
Its Vice President
/s/ James C. Schulwolf		Duly Authorized

WITNESSES AS TO FCC :	LENDERS:

FLEET CAPITAL CORPORATION

/s/ Ruth L. Lansner	By:	/s/ Deirdre Z. Sikora
Deirdre Z. Sikora
Its Vice President
/s/ James C. Schulwolf		Duly Authorized

WITNESSES AS TO HSBC :	HSBC BANK USA,
NATIONAL ASSOCIATION
successor-by-merger to HSBC Bank USA

/s/ Ruth L. Lansner	By:	/s/ Juan Zaino
Juan Zaino
Vice President
/s/ James C. Schulwolf		Duly Authorized